UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2007 (November 16, 2007)

ALLTEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allied Drive

Little Rock, Arkansas 72202

(Address of Principal Executive Offices, including Zip Code)

(501) 905-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Current Report on Form 8-K originally filed by Alltel Corporation with the Securities and Exchange Commission (the “SEC”) on November 21, 2007 is hereby amended and supplemented by this Amendment No. 1 to Current Report.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

1. Senior Secured Credit Agreement and Pledge and Security Agreement

Guarantees and Security

The description contained in Item 1.01 of the Current Report on Form 8-K filed by Alltel Corporation with the SEC on November 21, 2007 under the heading “Guarantees and Security” is hereby replaced by the following description.

All obligations under the senior secured credit facilities and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates are fully and unconditionally guaranteed by the Company and its existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries (except ACI and certain other subsidiaries) (each a “Guarantor” and each such guaranteeing subsidiary, a “Subsidiary Guarantor”), and will be secured, subject, in each case, to permitted liens and certain exceptions, by:

(1) a first priority lien on the assets of ACI and the Subsidiary Guarantors;

(2) 100 percent of the capital stock owned by ACI and each of the Subsidiary Guarantors of each of the domestic subsidiaries of ACI and the Subsidiary Guarantors;

(3) 65 percent of the voting capital stock and 100 percent of the non-voting capital stock, in each case, owned by ACI and each of the Subsidiary Guarantors of each first-tier foreign subsidiary of ACI and each of the Subsidiary Guarantors; and

(4) all intercompany debt owing to ACI or any Subsidiary Guarantor.

The foregoing summary is not complete and is qualified in its entirety by reference to the Senior Secured Credit Agreement and the Pledge and Security Agreement, copies of which were filed as Exhibit 10.1 and Exhibit 10.2 to the Current Report on Form 8-K filed by Alltel Corporation with the SEC on November 21, 2007. All other information set forth under Item 1.01 of the Current Report on Form 8-K filed by Alltel Corporation with the SEC on November 21, 2007, including Exhibits 10.1 and Exhibit 10.2 thereto, is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	ALLTEL CORPORATION

	By:	/s/ Richard N. Massey
	Name:	Richard N. Massey
	Title:	General Counsel

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